Exhibit 5.2

                   [On the letterhead of Shearman & Sterling]



                                  July 22, 2002


The Board of Directors
ClearOne Communications, Inc.
1825 Research Way
Salt Lake City, Utah 84119

                          ClearOne Communications, Inc.

Ladies and Gentlemen:

               We have acted as counsel for ClearOne Communications, Inc. (the "Company") in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") relating to the offering from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the "Securities Act"),
(a) by the Company of the following securities of the Company with an aggregate offering price of up to $100,000,000 or the equivalent thereof in one or more foreign currencies: (i) senior debt securities (the "Senior Debt Securities") and subordinated debt securities (the "Subordinated Debt Securities", and together with the Senior Debt Securities, the "Debt Securities"); (ii) common stock (the "Common Stock"), including common stock that may be issued upon conversion of the Debt Securities or the Warrants (as defined below); (iii) warrants to purchase Debt Securities (the "Debt Warrants"), (iv) warrants to purchase Common Stock (the "Stock Warrants", and together with the Debt Warrants, the "Warrants"); and (b) by certain selling stockholders of the Company identified in the Prospectus (as defined below) of up to 1,000,000 shares of Common Stock held by them. The Debt Securities, the Common Stock and the Warrants are collectively referred to as the "Securities". The offering of the Securities will be as set forth in the prospectus contained in the Registration Statement (the "Prospectus"), as supplemented by one or more supplements to the Prospectus.

               The Senior Debt Securities will be issued in one or more series pursuant to an indenture (together with any supplemental indentures, the "Senior Indenture") to be entered into among the Company and The Bank of New York, as trustee (the "Senior Trustee"). The Subordinated Debt Securities will be issued in one or more series pursuant to a subordinated indenture (together with any supplemental indentures, the "Subordinated Indenture" and, together with the Senior Indenture, the "Indentures") to be entered into among the Company and The Bank of New York, as trustee (the "Subordinated Trustee"). The Debt Warrants will be issued pursuant to one or more debt warrant agreements (each, a "Debt Warrant Agreement") to be entered into among the Company and a financial institution identified therein as warrant agent (the "Debt Warrant Agent"). The Stock Warrants will be issued pursuant to one or more stock warrant agreements

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(each, a "Stock Warrant Agreement") to be entered into among the Company and a financial institution identified therein as warrant agent (the "Stock Warrant Agent").

               In our capacity as counsel to the Company we have examined (i) the Registration Statement, (ii) the form of Senior Indenture to be filed as an exhibit to the Registration Statement, (iii) the form of Subordinated Indenture to be filed as an exhibit to the Registration Statement, (iv) the form of Debt Warrant Agreement filed as an exhibit to the Registration Statement; (v) the form of Stock Warrant Agreement filed as an exhibit to the Registration Statement and (vi) the originals, or copies identified to our satisfaction, of such corporate records of the Company and the Subsidiary Guarantors, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as we have deemed necessary as a basis for the opinions hereinafter expressed. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies.

               In rendering our opinion, we assume that the Company is duly incorporated and validly existing in the State of Utah and has all requisite corporate power and authority to execute, deliver and perform its obligations under the Senior Indenture, the Subordinated Indenture, the Debt Warrant Agreement and the Stock Warrant Agreement. We understand that such matters are covered in the opinion of Clyde Snow Sessions & Swenson, PC dated the date hereof and delivered to you.

               The opinions stated herein are limited to the laws of the State of New York and we do not express any opinion herein concerning any other laws.

               Based on and subject to the foregoing, we are of the opinion that:

               1. When the Senior Indenture has been duly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery by the Senior Trustee, the Senior Indenture will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

               2. When (i) the Senior Debt Securities have been duly authorized;
(ii) the final terms of the Senior Debt Securities have been duly established and approved, and (iii) the Senior Debt Securities have been duly executed by the Company and authenticated by the Senior Trustee in accordance with the Senior Indenture and delivered to and paid for by the purchasers thereof, the Senior Debt Securities (including any Senior Debt Securities issued upon the exercise of any Debt Warrants) will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms thereof and will be entitled to the benefits of the Senior Indenture.

               3. When the Subordinated Indenture has been duly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery by the Subordinated Trustee, the Subordinated Indenture will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

               4. When (i) the Subordinated Debt Securities have been duly authorized; (ii) the final terms of the Subordinated Debt Securities have been


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duly established and approved,  and (iii) the Subordinated  Debt Securities have been duly executed by the Company and authenticated by the Subordinated Trustee in accordance with the Subordinated Indenture and delivered to and paid for by
the  purchasers  thereof,  the  Subordinated  Debt  Securities   (including  any
Subordinated Debt Securities issued upon the exercise of any Debt Warrants) will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms thereof and will be entitled to the benefits of the Subordinated Indenture.

               5. When the Debt Warrant Agreement has been duly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery by the Debt Warrant Agent, the Debt Warrant Agreement will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

               6. When (i) the Debt Warrants have been duly authorized, (ii) the terms of the Debt Warrants have been duly established and approved, and (iii) the Debt Warrants have been duly executed by the Company and countersigned in accordance with the Debt Warrant Agreement and delivered to and paid for by the purchasers thereof, the Debt Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms thereof.

               7. When the Stock Warrant Agreement has been duly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery by the Warrant Agent, the Stock Warrant Agreement will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

               8. When (i) the Stock Warrants have been duly authorized, (ii) the terms of the Stock Warrants have been duly established and approved, and
(iii) the Stock Warrants have been duly executed by the Company and countersigned in accordance with the Stock Warrant Agreement and delivered to and paid for by the purchasers thereof, the Stock Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms thereof.

               The opinions set forth in paragraphs (1) through (8) above are subject, as to enforcement, to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally (including, without limitation, all laws relating to fraudulent transfers), (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars.

               We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Validity of the Securities" in the Prospectus.

                                                Very truly yours,

                                                /s/ Shearman & Sterling


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